UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2008
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-126538 (Commission File Number)	33-0356705 (IRS Employer Identification No.)
7711 Center Avenue, Suite 390
Huntington Beach, California 92647
(Address of principal executive offices, including zip code)
(714) 373-8300
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 (b) and (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Mike Wilhelms, currently the Chief Financial Officer of Triad Financial Corporation (the “Company”), has announced his resignation from the Company, to be effective October 21, 2008. Mr. Wilhelms’ departure is in furtherance of the Company’s restructuring process following the decision to cease lending operations earlier this year. The Company will continue to focus on the development of its portfolio servicing platform.
Mr. Jeffrey Butcher has been named Chief Financial Officer of the Company. Mr. Butcher, 43, has been with the Company since July 2003, and currently serves as Vice President of Finance and the Controller of the Company. He will be paid a salary of $207,000 per annum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION
Date: October 9, 2008	/s/ Timothy M. O’Connor
	Name:	Timothy M. O’Connor
	Title:	Senior Vice President